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                                  SYNAVANT INC.

                              ANNUAL INCENTIVE PLAN


1. PURPOSE OF THE PLAN

     The purpose of the Plan is to advance the interests of the Company and its stockholders by providing a program that can help attract and retain employees of the Company and its subsidiaries who contribute to the growth and profitability of the Company by providing for incentives in the form of periodic cash bonus awards to such employees, thereby motivating such employees to attain corporate performance objectives established under the Plan. The Plan also is intended to enable the Company to preserve the tax deductibility of certain Awards under Section 162(m) of the Code.

2. DEFINITIONS

     The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

     (a) ACT: The Securities Exchange Act of 1934, as amended. References to any provision of the Act or rule thereunder shall include any successor provision or rule.

     (b) AWARD: A bonus potentially payable to a designated Participant if performance objectives are achieved during a specified Performance Period and other terms and conditions of the Plan and the bonus opportunity are met.

     (c)  BENEFICIAL OWNER: As such term is defined in Rule 13d-3 under the Act.

     (d)  BOARD: The Board of Directors of the Company.

     (e) CHANGE IN CONTROL: The occurrence of any of the following events after the Effective Date:

          (i) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities;

          (ii) during any period of twenty-four months or less (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections (2)(e)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or who were new


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                  directors (subject to the exclusions set forth above in this
                  Section 2(e)(ii)) whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (iii) the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66-2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and
                  (B) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company (if it is the surviving parent) or such surviving entity; provided, however, that, if consummation of the corporate transaction referred to in this Section 2(e)(iii) is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency or approval of the stockholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied;

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; provided, however, that, if consummation of the transaction referred to in this Section 2(e)(iv) is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency or approval of the stockholders of another entity or other material contingency, no Change in Control shall occur until such time as such consent and approval has been obtained and any other material contingency has been satisfied; or

          (v) the Board determines that a Change in Control shall be deemed to have occurred for purposes of the Plan, provided that the Board may impose limitations on the effects of a Change in Control on any Award or otherwise if the Change in Control has occurred under this Section 2(e)(v) and not under other subsections of this Section 2(e).

     (f) CODE: The Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provision or regulation.

     (g) COMMITTEE: A committee of two or more directors designated by the Board to administer the Plan; provided, however, that, directors appointed or serving as members of a Board committee designated as the Committee shall not be employees of the Company or any Subsidiary. In appointing members of the Committee, the Board will consider whether a member is or will be an "outside director" as defined in Treasury Regulation 1.162-27(e)(3), but Committee members are not required to be such "outside directors" at the time of appointment or during their term of service on the Committee. The full Board may perform any function of the Committee hereunder, in which case the term "Committee" shall refer to the Board. Upon effectiveness of the Plan, the Board shall perform all functions of the Committee hereunder until the Board has appointed a Compensation and Benefits Committee of the Board, at which time the Compensation and Benefits Committee shall be designated as the Committee hereunder.

     (h)  COMPANY: Synavant Inc., a Delaware corporation.

     (i) COVERED PARTICIPANT: A Participant who the Committee designates, at the time an Award is granted, as reasonably likely to be a "covered employee", as such term is defined in Section 162(m) of the Code, for the year in which the Award becomes payable.

     (j) EFFECTIVE DATE: The date on which the Plan takes effect, as specified in Section 12(e) of the Plan.

     (k) PARTICIPANT: An employee of the Company or any of its Subsidiaries who is selected by the Committee to participate in the Plan pursuant to
          Section 4 of the Plan.

     (l) PERFORMANCE PERIOD: The calendar year or any other period that the Committee, in its sole discretion, may determine.


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     (m)  PERSON: As such term is used for purposes of Sections 13(d) or 14(d)
          of the Act.

     (n)  PLAN: The Synavant Inc. Annual Incentive Plan.

     (o) SHARES: Shares of common stock, par value $0.01 per Share, of the Company.

     (p) SPINOFF: The distribution of the Shares owned by IMS Health Incorporated to the holders of record of shares of IMS Health Incorporated.

     (q) SUBSIDIARY: A subsidiary corporation, as defined in Section 424(f) of the Code.

3. ADMINISTRATION

     (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the authority to select the employees to be granted Awards under the Plan, to determine the size and terms of an Award (subject to the limitations imposed on Awards in Section 6(b) below), to modify the terms of any Award that has been granted (except for any modification that would increase the amount of the Award payable to a Covered Participant), to determine the time when Awards will be made and the Performance Period to which they relate, to establish performance objectives in respect of such Performance Periods and to certify that such performance objectives were attained. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

     (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. At any time that a member of the Committee is not an "outside director" within the meaning of Code Section 162(m), (i) any action of the Committee relating to an Award intended by the Committee to qualify as "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more "outside directors." Action authorized by such a subcommittee shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

     (c) DELEGATION. The Committee may delegate to one or more officers or employees of the Company and its subsidiaries the authority, subject to such terms as the Committee shall determine, to perform such functions, including the Committee's functions under the Plan, as the Committee may determine, except that the Committee may not delegate its authority to grant Awards to Covered Participants or to make the determinations specified under Section 6(c) of the Plan relating to Covered Participants, or otherwise to the extent such delegation would cause Awards intended to qualify as "performance-based compensation" under Code Section 162(m) to fail to so qualify. In the case of any such delegation, references to the Committee herein shall be deemed to include any person to whom authority has been delegated, unless the context otherwise requires.

     (d) LIMITATION OF LIABILITY. The Committee, each member thereof, and any other person acting pursuant to authority delegated by the Committee shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer or employee of the Company or a Subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee or any other person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee or other delegee shall not be personally liable for any action or determination


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taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     (e) ASSUMPTION OF AWARDS UNDER IMS HEALTH INCORPORATED EXECUTIVE ANNUAL INCENTIVE PLAN. If the Company assumes liability with respect to any awards under the IMS Health Incorporated Executive Annual Incentive Plan pursuant to the Employee Benefits Agreement between the Company and IMS Health Incorporated, such assumed award shall be deemed to be an award under this Plan. In such case, actions of the Compensation & Benefits Committee of the Board of Directors of IMS Health Incorporated shall constitute due approval of the performance goals and other required matters for purposes of this Plan, and other prior actions of such Committee and of IMS Health Incorporated shall be binding with respect to such award to the extent necessary to comply with Treasury Regulation 1.162-27(f)(4).

4. ELIGIBILITY AND PARTICIPATION

     The Committee shall designate those persons who shall be Participants for each Performance Period. Participants shall be selected from among the employees of the Company and any of its Subsidiaries, based on the Committee's determination that such employee's performance can positively effect the results of the operations of the Company or any of its Subsidiaries. The designation of Participants may be made individually or by groups or classifications of employees, as the Committee deems appropriate.

5. DENOMINATION OF AWARDS

     The Committee may authorize the payout of an Award in cash, in shares of the Company's Common Stock or in other share-based awards, provided that, in the case of shares and share-based awards, the issuance of the shares or awards is authorized under the Company's 2000 Stock Incentive Plan (or other Company plan) and have been approved by any other committee or body necessary to authorize the award under such other plan. In such case, any shares of Common Stock issued in connection with such Award will count against the aggregate number shares reserved and available for issuance under such other plan in accordance with the applicable provisions thereof. Unless otherwise specifically authorized by the Committee, any such authorization relating to a Covered Participant shall be undertaken at such time and on such terms as will ensure that the Award hereunder and any award granted under such other plan will continue to qualify as "performance-based compensation" for purposes of Code Section 162(m) or will not otherwise result in payment of compensation for which the Company may not claim a tax deduction under Code Section 162(m).

6. AWARDS

     (a) PERFORMANCE OBJECTIVES. A Participant's Award shall be earned based on the attainment of written performance objectives approved by the Committee for a Performance Period established by the Committee. In the case of Covered Participants, such performance objectives shall be established (i) while the outcome for that Performance Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Performance Period to which the performance objective relates or, if less than 90 days, the number of days which is equal to 25% of the relevant Performance Period. In the case of Covered Participants, the performance objectives shall be objective and shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share;
(v) book value per Share; (vi) return on stockholders' equity; (vii) return on investment; (viii) return on capital; (ix) improvements in capital structure;
(x) expense management; (xi) profitability of an identifiable business unit or product; (xii) maintenance or improvement of profit margins; (xiii) stock price or total stockholder return; (xiv) market share; (xv) revenues or sales; (xvi) costs; (xvii) cash flow; (xviii) working capital; (xix) return on assets; (xx) economic wealth created, and (xxi) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures, and execution of pre-approved


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corporate strategy. In addition, with respect to Participants who are not
Covered Participants, the Committee may approve performance objectives based on other criteria, which may or may not be objective. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions, units, partnerships, joint venturers or minority investments, product lines or products or any combination of the foregoing. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including on an absolute basis, in relation to performance in a prior period, and/or be relative to one or more peer group companies or indices, or any combination thereof. In addition, the performance objectives may be calculated without regard to extraordinary items, except as may be limited under
Section 162(m) in the case of a Covered Participant.

     (b) MAXIMUM AWARD PAYABLE TO ANY ONE PARTICIPANT. Other provisions of the Plan notwithstanding, the maximum amount of awards that become earned by any one Participant in any one fiscal year shall not exceed the Participant's Annual Limit. For purposes of this Plan, a Participant's Annual Limit shall equal $5 million plus the amount of the Participant's unused Annual Limit as of the close of the previous year. For this purpose, a Participant's Annual Limit is used if it may be potentially earned or paid under an Award, regardless of whether it is in fact earned or paid.

     (c) PAYMENT. The Committee shall determine whether, with respect to a Performance Period, the applicable performance objectives and other requirements to payment of the Award have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Award. No Awards will be paid to a Covered Participant for such performance period until such certification is made, in writing, by the Committee. The amount of the Award actually paid to a given Participant may be less or, with respect to Participants who are not Covered Participants, more than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such Performance Period, including in installments or on a deferred basis.

     (d) TERMINATION OF EMPLOYMENT AND OTHER EVENTS; COVENANTS. The Committee shall specify the circumstances in which Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event prior to the end of a Performance Period or settlement of such Awards. Unless otherwise determined by the Committee, if a Participant dies, retires, is assigned to a different position, is granted a leave of absence, or if the Participant's employment is otherwise terminated (except for cause by the Company) during a Performance Period, a pro rata share of the Participant's award based on the period of actual participation may, at the Committee's discretion, be paid to the Participant after the end of the Performance Period if it would have become earned and payable had the Participant's employment status not changed. The Committee may require a Participant, as a condition of the designation or payout of an Award, to have entered into agreements or covenants with the Company or a specified Subsidiary obligating the Participant to not compete, to not interfere the relationships of the Company or its subsidiaries or affiliates with customers, suppliers or employees in any way, to refrain from disclosing or misusing confidential or proprietary information of the Company or its subsidiaries or affiliates, and to take or refrain from such other actions adverse to the Company as the Committee may specify. The form of such agreements or covenants shall be specified by the Committee, which may vary such form from time to time and require renewal of the agreements or covenants, as then specified by the Committee, in connection with the allocation or payout of any Award.

     (e) COMPLIANCE WITH CODE SECTION 162(M). The Company intends that compensation under the Plan to Covered Participants will constitute qualified "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time an Award is authorized. Accordingly, the terms of this Section 6 and other provisions of the Plan shall be administered and interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. If any provision of the Plan or any Award document relating to an Award to a Covered Participant that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to


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such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

7. AMENDMENTS OR TERMINATION

     The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair any of the rights of a Participant under any Award theretofore granted under the Plan without such Participant's consent; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to the proviso to Section 11(b) of the Plan after the occurrence of a Change in Control without the consent of any Participant adversely affected by such amendment.

8. NO RIGHT TO EMPLOYMENT

     Neither the Plan nor any action taken hereunder shall be construed as giving any Participant or other person any right to continue to be employed by or perform services for the Company or any Subsidiary, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its Subsidiaries.

9. NONTRANSFERABILITY OF AWARDS

     An Award and other rights under the Plan shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.

10. REDUCTION OF AWARDS

     Notwithstanding anything to the contrary herein, the Committee, in its sole discretion (but subject to applicable law), may apply any amounts payable to any Participant hereunder as a setoff to satisfy any liabilities owed to the Company or any of its Subsidiaries by the Participant.

11. ADJUSTMENTS UPON CERTAIN EVENTS; CHANGE IN CONTROL

     (a) ADJUSTMENTS. The Committee is authorized at any time during or after a Performance Period, in its sole discretion, to adjust or modify the terms of Awards or performance objectives, or specify new Awards, (i) in the event of any large, special and non-recurring dividend or distribution, recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, forward or reverse split, stock dividend, liquidation, dissolution or other similar corporate transaction, (ii) in recognition of any other unusual or nonrecurring event affecting the Company or the financial statements of the Company (including events described in (i) above as well as acquisitions and dispositions of businesses and assets and extraordinary items determined under generally accepted accounting principles), or in response to changes in applicable laws and regulations, accounting principles, and tax rates (and interpretations thereof) or changes in business conditions or the Committee's assessment of the business strategy of the Company. No such adjustment shall be authorized or made if and to the extent that the existence of such authority or the making of such adjustment (i) would cause Awards granted under the Plan to Covered Participants and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to fail to so qualify, or
(ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance objectives relating to Awards granted to Covered Participants and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

         (b) CHANGE IN CONTROL. Notwithstanding any other provision in the Plan to the contrary, in the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award, including, without


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limitation, (A) the acceleration of an Award, (B) the payment of a cash amount in exchange for the cancellation of an Award and/or (C) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder; provided, however, that the Committee may not exercise any discretion under the Plan to reduce the amount payable in respect of any Award relating to a Performance Period which ended prior to the date of such Change in Control but which Award had not been paid out at the time of the Change in Control and such Awards shall be paid out entirely in cash as promptly as practicable following the Change in Control, unless this right has been waived by the Participant.

12. MISCELLANEOUS PROVISIONS

     (a) COMPANY OBLIGATIONS; UNFUNDED PLAN. The Company is the sponsor and legal obligor under the Plan and shall make all payments hereunder, other than any payments to be made by any of the Subsidiaries (in which case shall be made by such Subsidiary, as appropriate). The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any amounts under the Plan, and the Participants' rights to the payment hereunder shall be no greater than the rights of the Company's (or Subsidiary's) unsecured creditors. All expenses involved in administering the Plan shall be borne by the Company.

     (b) CHOICE OF LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed therein, without regard to principles of conflicts of law, and applicable federal law.

     (c) TAX WITHHOLDING. The Committee shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

     (d) NON-EXCLUSIVITY. Neither the adoption of the Plan by the Board nor any submission of the Plan, specific Plan terms, or amendments thereto to a vote of stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of awards otherwise than under the Plan, and such other arrangements may be either applicable generally or only in specific cases.

     (e) EFFECTIVENESS OF THE PLAN. The Plan shall become effective as of the date on which the Shares that are owned by IMS Health Incorporated become distributable to the holders of record of shares of IMS Health Incorporated in the Spinoff.